UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2005

PARADIGM OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-103780	33-1037546
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 275-6519 fax: (604) 275-6301
(Address and telephone number of principal executive office)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1.

On September 30, 2005, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee approved the appointment of Mr. Wiktor Musial as a director of the Corporation and as the Corporation’s President, Secretary, Treasurer and Chief Executive Officer.

Mr. Musial is a Senior Technician in the Hydrocarbon and Energy Division of Emerson Process Management of Calgary, Alberta.

2.	On September 30, 2005, Mr. Robert L. Pek resigned as President, Secretary, Treasurer and Chief Executive Officer and as a director of the Corporation.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1	News Release dated October 04, 2005 regarding the resignation of Mr. Robert L. Pek as an officer and director of the Corporation and the appointment of Mr. Wiktor Musial as President, Secretary, Treasurer, Chief Executive Officer and as a director of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
President, Chief Executive
Officer (Principal Executive
Officer), Secretary Treasurer,
/s/ “Wiktor Musial”	Chief Financial Officer	October 19, 2005
(Principal Financial and
Accounting Officer) and a
member of the Board of Directors

EXHIBIT INDEX

Exhibit No. 99.1	News Release dated October 04, 2005 regarding the resignation of Mr. Robert L. Pek as an officer and director of the Corporation and the appointment of Mr. Wiktor Musial as President, Secretary, Treasurer, Chief Executive Officer and as a director of the Corporation.